Exhibit 99.205

OFFICE OF THE UNITED STATES TRUSTEE
CENTRAL DISTRICT OF CALIFORNIA

IN RE:
	INFONET Management Systems, Inc.	STATEMENT NO. 1
FOR THE PERIOD FROM: 1-May-2002
TO: 31-May-2002
DEBTOR
CHAPTER 11 CASE NO. SV02-14239-GM
		Pre-Petition WCMA Account

CASH ACTIVITY ANALYSIS
A.	Total Receipts Per All Prior Interim Statements	$0.00	$0.00	$0.00	$0.00	$0.00
B.	Less: Total Disbursements Per All Prior Interim Statements	$0.00	$0.00	$0.00	$0.00	$0.00
C.	Beginning Balance	$0.00	$0.00	$0.00	$0.00	$0.00
D.	Receipts During Current Period Per Attached Schedule	$18,306.05	$0.00	$0.00	$0.00	$0.00
E.	Balance Available	$18,306.05	$0.00	$0.00	$0.00	$0.00
F.	Less: Disbursements During Period Per Attached Schedule	$0.00	$0.00	$0.00	$0.00	$0.00
G.	Ending Balance	$18,306.05	$0.00	$0.00	$0.00	$0.00
H.	ACCOUNT INFORMATION
	(1).	Pre-Petition WCMA Account
		(a) Bank name and location	Merrill Lynch, 1299 Ocean Ave., Santa Monica, CA 90401
		(b) Account Number	225-07604

Note: Debtor has not established a Debtor-in-Possession bank account due to the joining of this case with case no.'s SV00-14099-GM, SV00-14100-GM, SV00-14101-GM, and SV00-14102-GM. These combined cases are expected to have a plan of Reorganization confirmed on June 18, 2002.
I.	Other Monies On Hand:		None

I, Alex Corbett, Chief Financial Officer, declare under penalty of perjury, that the information contained in the above Debtor in Possession Interim Statement is true and complete to the best of my knowledge:

Dated:	6/17/2002	Signed:	/s/ ALEX CORBETT